UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2021

AmerisourceBergen Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue, Conshohocken, PA		19428-1800
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

Not Applicable

____________________________________________

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	ABC	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment and Restatement of Multi-Currency Revolving Credit Facility

On November 4, 2021, AmerisourceBergen Corporation (the “Company”) and its subsidiaries BP Pharmaceuticals Laboratories Unlimited Company, Centaur Services Limited and Innomar Strategies Inc. entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) to amend and restate the Credit Agreement, dated as of March 18, 2011, as amended, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Company and such subsidiaries obtained a senior unsecured multi-currency revolving credit facility (the “Multi-Currency Revolving Credit Facility”).

The Multi-Currency Revolving Credit Facility was amended and restated to increase the commitments from US$1.4 billion to US$2.4 billion, extend the maturity date of the facility to November 4, 2026, and increase the maximum permitted financial leverage ratio from 3.50:1.00 to 3.75:1.00. The Amended and Restated Credit Agreement also eliminated the limit on intercompany debt owed by domestic subsidiaries to foreign subsidiaries and made certain changes to the provisions for the transition to a new interest rate benchmark when LIBOR ceases to be available.

Interest on borrowings under the Multi-Currency Revolving Credit Facility accrues at specified rates based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc., and pursuant to the Amended and Restated Credit Agreement, ranges from 80.5 basis points to 122.5 basis points over LIBOR, the Euro Overnight Rate, the Canadian Dealer Offered Rate, the Sterling Overnight Indexed Average, and the rate for swingline loans, as applicable, and 0 basis points to 22.5 basis points over the alternate base rate and Canadian prime rate, as applicable, in each case, as determined in accordance with the provisions of the Multi-Currency Revolving Credit Facility. The Company has agreed to pay facility fees to maintain the availability under the Multi-Currency Revolving Credit Facility at specified rates based on its public debt ratings, ranging from 7 basis points to 15 basis points, annually, of the total commitments of the lenders thereunder. The Company has the right to prepay borrowings under the Multi-Currency Revolving Credit Facility at any time, in whole or in part and without premium or penalty (other than, if applicable, any breakage costs), provided that the amount of any such prepayment meets certain minimum thresholds. The Company may also choose to reduce its commitments under the Multi-Currency Revolving Credit Facility at any time. The Multi-Currency Revolving Credit Facility contains affirmative and negative covenants and includes limitations on indebtedness of subsidiaries, liens, fundamental changes, asset sales and leverage. The Company may obtain letters of credit under the Multi-Currency Revolving Credit Facility up to a maximum amount of US$75 million. The amount of the Company’s outstanding letters of credit reduces availability under the Multi-Currency Revolving Credit Facility. The Company may use the funds provided under the Multi-Currency Revolving Credit Facility for general corporate purposes of the Company and its subsidiaries. The Multi-Currency Revolving Credit Facility contains certain representations, warranties and events of default (which are, in some cases, subject to certain exceptions, thresholds and grace periods) including, but not limited to, non-payment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

The foregoing description of the Multi-Currency Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement (including the Amended and Restated Credit Agreement attached as Exhibit A thereto), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment of Term Loan

On November 4, 2021, the Company entered into a Second Amendment (the “Second Amendment”) to amend the Term Credit Agreement, dated as of February 17, 2021, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and certain other lenders party thereto (as amended, the “Term Credit Agreement”). The Term Credit Agreement was amended to conform with the changes to the financial leverage ratio and the limit on intercompany debt in the Multi-Currency Revolving Credit Facility that are described above.

The foregoing description of the Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and to the Term Credit Agreement, as amended by the First Amendment, which Term Credit Agreement is located on Annex I to the First Amendment that forms Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on May 14, 2021, each of which is incorporated by reference herein.

Certain of the lenders under the Multi-Currency Revolving Credit Facility and the Term Credit Agreement (collectively, the “Credit Agreements”), and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., BofA Securities, Inc., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with the receivables securitization facility to which the Company’s subsidiaries, AmerisourceBergen Drug Corporation (“ABDC”), ASD Specialty Healthcare, LLC (“ASD”), and Amerisource Receivables Financial Corporation (“ARFC”), are a party and pursuant to which accounts receivables are sold on a revolving basis to ARFC, a special purpose entity. MUFG Bank, Ltd. serves as administrator and a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility. Furthermore, certain of the lenders serve various roles in connection with the Credit Agreements. Specifically, JPMorgan Chase Bank, N.A. serves as administrative agent under the Credit Agreements and certain of the other lenders or their affiliates also serve as lenders under the Credit Agreements.

Amendment of Securitization Facility

On November 4, 2021, subsidiaries of the Company entered into a Seventeenth Amendment to Amended and Restated Receivables Purchase Agreement (the “Receivables Amendment”), among ARFC, as seller, ABDC, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator.

The Receivables Amendment extended the term of the trade receivables securitization facility for an additional two years until November 4, 2024 and enhanced the Company’s ability to finance certain receivables with terms longer than 30 days. In addition, the Receivables Amendment made certain changes to the provisions for the transition to a new interest rate benchmark when LIBOR ceases to be available and made certain other technical amendments.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC and ASD from the sale of pharmaceuticals and other related products and services. Pursuant to the securitization facility, ABDC and ASD sell their accounts receivable to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC and ASD to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of US$1,450 million, with an option to increase the commitments of the participating banks, subject to their approval, by an additional US$250 million for seasonal needs during the first and fourth quarters. The Company serves as the performance guarantor of ASD’s obligations, as originator, and ABDC’s obligations, as originator and servicer, under the securitization facility.

The foregoing description of the Receivables Amendment does not purport to be complete and is qualified in its entirety by reference to the Receivables Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On November 4, 2021, the Company terminated its Credit Agreement, dated as of February 17, 2021, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which it had obtained a $1.0 billion senior unsecured revolving credit facility with a syndicate of lenders, which was scheduled to expire on May 31, 2022 (the “364 Day Credit Agreement”). The 364 Day Credit Agreement was established to provide funds for the general corporate purposes of the Company and its subsidiaries.

The foregoing description of the 364 Day Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 364 Day Credit Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 18, 2021 and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated as of November 4, 2021, among AmerisourceBergen Corporation, the borrowing subsidiaries party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.2	Second Amendment to the Term Credit Agreement, dated as of November 4, 2021, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.3	Seventeenth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of November 4, 2021, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

November 8, 2021	By:	/s/ James F. Cleary
Name: James F. Cleary
Title: Executive Vice President and Chief Financial Officer